EXHIBIT 2.6

FIRST AMENDMENT TO OMNIBUS AGREEMENT

THIS FIRST AMENDMENT TO OMNIBUS AGREEMENT (“Amendment”), is entered into as of December 31, 2008, to be effective as of May 6, 2008, by and among Pioneer Southwest Energy Partners L.P., a Delaware limited partnership (the “Partnership”), Pioneer Natural Resources GP LLC, a Delaware limited liability company (the “General Partner”), Pioneer Natural Resources Company, a Delaware corporation, Pioneer Natural Resources USA, Inc., a Delaware corporation, and Pioneer Southwest Energy Partners USA LLC, a Delaware limited liability company. The above-named entities are sometimes referred to in this Amendment each as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties have entered into that certain Omnibus Agreement dated May 6, 2008 (the “Omnibus Agreement”); and

WHEREAS, the Parties desire to amend the Omnibus Agreement in certain respects as hereinafter provided; and

WHEREAS, the General Partner has determined that the amendments and modifications to the Omnibus Agreement effected by this Amendment will not adversely affect the holders of the Common Units of the Partnership;

NOW, THEREFORE, for Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.            Definitions. Capitalized terms used in this Amendment that are defined in the Omnibus Agreement but not defined herein shall have the respective meanings ascribed to such terms in the Omnibus Agreement.

2.         Amendment and Restatement of Exhibit A-1. Exhibit A-1 to the Omnibus Agreement is hereby amended and restated to read in its entirety as set forth in Exhibit A-1 attached to this Amendment, such amendment and restatement to be effective as of the Effective Time.

3.	Miscellaneous.

(a)       Article V of the Omnibus Agreement is hereby incorporated by reference into this Amendment and shall apply to this Amendment for all purposes as if set out in full herein.

(b)       Except as expressly amended by this Amendment, the Omnibus Agreement remains in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment on the date first above written, effective as of May 6, 2008.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

By:	PIONEER NATURAL RESOURCES GP LLC,
its general partner

/s/ Richard P. Dealy
By:
Richard P. Dealy, Executive Vice President
and Chief Financial Officer

PIONEER NATURAL RESOURCES GP LLC

/s/ Richard P. Dealy
By:
Richard P. Dealy, Executive Vice President
and Chief Financial Officer

PIONEER NATURAL RESOURCES COMPANY

/s/ Richard P. Dealy
By:
Richard P. Dealy, Executive Vice President
and Chief Financial Officer

PIONEER NATURAL RESOURCES USA, INC.

/s/ Richard P. Dealy
By:
Richard P. Dealy, Executive Vice President
and Chief Financial Officer

PIONEER SOUTHWEST ENERGY PARTNERS USA LLC

By:	PIONEER SOUTHWEST ENERGY PARTNERS L.P.,
its sole member
By:	PIONEER NATURAL RESOURCES GP LLC,
its general partner

/s Richard P. Dealy
By:
Richard P. Dealy, Executive Vice President
and Chief Financial Officer

[Signature Page to First Amendment to Omnibus Agreement]